As filed with the Securities and Exchange Commission on August 27, 2003

                                                     Registration No. 33-

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                               BANYAN CORPORATION
               (Exact name of registrant as specified in charter)

                     OREGON                        84-1346372
        (State or other jurisdiction           (I.R.S. Employer
   of Incorporation or Organization)          Identification No.)

            Suite 500, 1925 Century Park East, Los Angeles, CA 91350
              (Address of Principal Executive Offices) (Zip Code)

                         Marketing Consultant Agreement
                               (Name of the Plan)

         Noel Guardi, 3224 S. Newcombe St., #2-105, Lakewood, CO 80227
                    (Name and address of agent for service)

                                 (303) 969-8886
         (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              Noel E. Guardi, Esq.
                       3224 S. Newcombe St., Suite 2-105
                            Lakewood, Colorado 80227
                                 (303) 969-8886

Exhibit Index on page 6                                 Commission page 1 of

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                   Proposed                 Proposed
                                                maximum offering         maximum aggregate
Title of securities        Amount to be          price per unit             offering                     Amount of
to be registered            registered              (1)                     price (1)               registration fee
---------------------------------------------------------------------------------------------------------------------
Class A                  1,428,571 shares           $.14                    $200,000                       $16.18
Common Stock,
no par value,
under Marketing
Consultant Agreement
=====================================================================================================================

(1) Calculated based on Rule 457(h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission pursuant to the introductory Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference to the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference in this registration statement and are not required to be filed with this registration statement:

         (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed on or about April 25, 2003 pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended.

         (b) Registrant's quarterly reports on Form 10-QSB, for the fiscal quarters ended March 31, 2003 and June 30, 2003, and registrant's current reports on Form 8-K, filed on or about February 13, 2003, April 3, 2003, April 11, 2003, April 28, 2003, July 31, 2003 and August 6, 2003 pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article VII of the registrant's Articles of Incorporation and Article VI of the registrant's Bylaws provide that the registrant shall indemnify a director or officer to the full extent permitted by the Oregon Business Corporation Act as in effect at the time of the conduct by such person. As presently in effect, the general effect of the Oregon Business Corporation Act permits a corporation to indemnify any director or officer against any judgment in connection with any proceeding, after a determination by the registrant, if the director or officer acted in good faith and if the director or officer believed his conduct was in the best interests of the registrant, except in derivative actions: (1) where the director or officer shall be adjudged liable to the Registrant in the performance of such director's or officer's duty to the registrant, unless, and only to the extent, the court shall determine otherwise;
(2) of amounts paid in settling or otherwise disposing of a pending action without court approval; or, (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. The registrant may advance expenses incurred by a director or officer in any proceeding if he undertakes to repay the advance if it is determined ultimately that the director or officer is not entitled to be indemnified. The registrant shall indemnify a director or officer against expenses in defense of any proceeding to the extent in which the director or officer was successful on the merits in defense. A director or officer may apply to the court or any court of competent jurisdiction for an order of indemnification. If a corporation indemnifies or advances expenses to a director or officer then the corporation shall give written notice to the shareholders prior to the next annual shareholder's meeting.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit                                                            Consecutive
Number                      Exhibit                                page number
-------                     -------                                -----------
 3.1     Articles of Incorporation, as amended (1)                     N/A
 3.2     Bylaws (1)                                                    N/A
 5.0     Opinion of Noel Guardi, Esq.
10.0     Marketing Consultant Agreement, dated
                  August 26, 2003, between the Registrant
                  and David E.. Whittemore
23.1     Consent of Gelfond Hochstadt Pangburn, P.C.
23.2     Consent of Noel Guardi, Esq. (2)                              N/A
----------------
         (1) Incorporated by reference to the registrant's Form 10SB12G filed as of May 14, 1999, SEC File Number 000-26065. .
         (2) Included in Exhibit 5.0

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         1. To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement., and,

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee pursuant to the plan's annual report pursuant to section 15(d) for the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, whereunto duly authorized, in Calgary, Alberta, Canada, on August 27, 2003.

                  BANYAN  CORP.

                  By  /s/ Michael Gelmon
                      ----------------------------------------------------
                      Michael Gelmon, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated:

                      /s/ Michael Gelmon
                      ----------------------------------------------------
                      Michael Gelmon, Chief Executive Officer and Director

Dated: August 27, 2003

                      /s/ Cory Gelmon
                      ----------------------------------------------------
                      Cory Gelmon, President, Chief Financial Officer, Principal Accounting Officer and Director

Dated: August 27, 2003